UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 20, 2023

ATI PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39439	85-1408039
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

790 Remington Boulevard

Bolingbrook, Illinois	60440
(Address of principal executive offices)	(Zip Code)

(630) 296-2223
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Class A Common Stock, $0.0001 par value	ATIP	New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ATIP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously disclosed, on March 2, 2023, ATI Physical Therapy, Inc. (the “Company”) filed a petition in the Delaware Court of Chancery (the “Court of Chancery”) pursuant to Section 205 of the Delaware General Corporation Law (the “Petition”). The Petition sought an order validating and declaring effective (1) the provisions of the Second Amended and Restated Certificate of Incorporation of the Company that set forth the number of authorized shares of the Company (the “Class A Increase Amendment”) and (2) the shares of the Company’s common stock issued in reliance on such provisions of the Second Amended and Restated Certificate of Incorporation of the Company.

On March 17, 2023, the Court of Chancery heard and orally granted the Petition. On March 17, 2023, the Court of Chancery issued a final order granting the Petition, thereby validating the Class A Increase Amendment and all shares of capital stock of the Company issued in reliance on the Class A Increase Amendment, eliminating the previous uncertainty that had been introduced by a recent decision of the Court of Chancery regarding the validity of those provisions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2023	ATI Physical Therapy, Inc.

	By:	/s/ Joseph Jordan
	Name:	Joseph Jordan
	Title:	Chief Financial Officer